EXHIBIT 99.1

CONTACT INFORMATION:

Investors and Financial Media:

Tony Rossi

Financial Relations Board

213-486-6545

BONNIE LEE RETURNS TO NARA BANCORP

AS CHIEF OPERATING OFFICER

LOS ANGELES, CA – March 12, 2009 – Nara Bancorp, Inc. (NASDAQ: NARA) (“Nara Bancorp”), the holding company of Nara Bank, announced today that Bonnie Lee will rejoin the Company as Executive Vice President and Chief Operating Officer (COO), effective March 16, 2009. Ms. Lee, 46, Nara Bancorp’s former Executive Vice President and Chief Credit Officer, worked for Nara Bancorp for 15 years prior to leaving the Bank in September 2008 to serve as Regional President of the Western Region of a Korean financial services company.

As COO, Ms. Lee will oversee all business units and have responsibility for the day-to-day operations, including marketing and information technology. The position of COO has been vacant since Min Kim was promoted to President and Chief Executive Officer in November 2006.

“We are very pleased to welcome Bonnie Lee back to Nara Bancorp,” said Min Kim, President and Chief Executive Officer of Nara Bancorp. “Bonnie is one of the most experienced and accomplished executives in the Korean-American banking industry. Her familiarity with our operations, customers and markets will enable her to have an immediate and positive impact on the Company. Bonnie’s return strengthens the senior management team and enables me to devote more time to executing our long-term strategies for strengthening our position in the Korean-American market.”

Ms. Lee has more than 20 years of banking experience. From October 2003 through September 2008, Ms. Lee served as Chief Credit Officer of Nara Bancorp and was named a member of the Office of the President in March 2006. While at Nara Bancorp, Ms. Lee also served as Senior Vice President and Credit Administrator from February 2000 to October 2003 and Vice President and Credit Administrator from 1993 to 2000. Prior to joining Nara Bancorp, Ms. Lee held various lending positions with California Center Bank in Los Angeles from 1989 to 1993.

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, with 21 branches and 5 loan production offices in the United States. Nara Bank operates full-

service branches in California, New York and New Jersey, with loan production offices in California, Nevada, Texas, Georgia, and New Jersey. Nara Bank was founded specifically to serve the needs of Korean-Americans, one of the fastest-growing Asian ethnic communities over the past decade. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender. For more information on Nara Bank, visit our website at www.narabank.com. Nara Bancorp, Inc. stock is listed on NASDAQ under the symbol “NARA.”

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and management, that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting Nara Bancorp’s operations, markets, products, services and pricing. Readers should carefully review the risk factors and the information that could materially affect Nara Bancorp’s financial results and business described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussion of business considerations and risk factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Nara Bancorp undertakes no obligation to revise or publicly release the results of any revisions to these forward-looking statements.

###